UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022 (December 2, 2022)

VERITIV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36479	46-3234977
(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE
Building 400, Suite 1700
Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 391-8200

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	VRTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2022, the board of directors (the “Board”) of Veritiv Corporation (“Veritiv” or the “Company”) announced that Stephen J. Smith will retire from the Company on September 30, 2023. The Board has appointed Eric J. Guerin to serve initially as Senior Vice President - Finance beginning on January 1, 2023 and then as Senior Vice President and Chief Financial Officer effective March 1, 2023. Mr. Smith will step down from the Chief Financial Officer role as of March 1, 2023 and will remain with the Company through September 30, 2023 to assist with the transition and serve in an advisory role.

Mr. Guerin, 51, previously served as Executive Vice President and Chief Financial Officer of CDK Global, Inc., a provider of retail technology and software-as-a-service solutions from January 18, 2021 until July 22, 2022. Mr. Guerin also served as Division Vice President, Finance from August 2020 through January 18, 2021 and as Division Vice President and Sector Chief Financial Officer, Corning Glass Technologies from September 2016 through August 2020 for Corning Incorporated, a provider of specialty glass, ceramics and related materials and technologies for industrial and scientific applications. Earlier in his career, Mr. Guerin served in a number of financial management roles for various public companies, including Flowserve Corporation, Novartis and Johnson & Johnson. Mr. Guerin serves as a member of the board of directors for Skyworks Solutions, Inc.

Mr. Guerin obtained a Masters of Business Administration from St. John’s University and a Bachelor of Science in Accounting from the College of Staten Island.

There are no family relationships between any director or executive officer and Mr. Guerin. Additionally, there are no transactions involving the Company and Mr. Guerin that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

The Company entered into an employment offer letter on December 2, 2022 (the “Offer Letter”) with Mr. Guerin establishing his compensation. Pursuant to the Offer Letter, Mr. Guerin will receive an annual salary of $600,000, and is eligible to receive an annual incentive bonus targeted at 85% of base salary (currently $510,000) and payable upon the attainment of one or more pre-established performance metrics established by the Board or the Compensation and Leadership Development Committee of the Board, and beginning in 2023 an annual equity grant under Veritiv’s Long-Term Incentive Program targeted at $1,500,000. Mr. Guerin will additionally receive a sign-on equity grant of restricted stock units in the target amount of $500,000, cliff vesting after three years. The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On December 8, 2022, Veritiv issued the press release attached as Exhibit 99.1 announcing the retirement of Stephen J. Smith and the appointment of Eric J. Guerin as Senior Vice President - Finance of the Company.

The information included in Item 7.01 of this report and Exhibit 99.1 attached hereto is being furnished and will not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

The information included in Item 7.01 of this report and Exhibit 99.1 attached hereto will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are included with this report:

Exhibit No.	Exhibit Description
10.1	Offer Letter dated December 2, 2022 between Veritiv Corporation and Eric Guerin.
99.1	Press Release of Veritiv Corporation Issued December 8, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITIV CORPORATION

Date: December 8, 2022	/s/ Susan B. Salyer
Susan B. Salyer
Senior Vice President, General Counsel & Corporate Secretary